Form 3 — Joint Filer Information
Exhibit 99-1

Name:	Metropolitan Life Insurance Company (i)
Address:	10 Park Avenue, Morristown, New Jersey 07962

Designated Filer:	Thomas J. Pasuit
Assistant General Counsel
Metropolitan Life Insurance Company

Issuer & Ticker Symbol:	Kayne Anderson MLP Investment Company (“KYN”)
Date of Event Requiring Statement:	April 16, 2013

Signature: /s/Thomas J. Pasuit
Thomas J. Pasuit, Assistant General Counsel
(i) Metropolitan Life Insurance Company as a direct owner/purchaser of $600,000 3.57% Series FF Senior Unsecured Note Due April 16, 2023.